Exhibit 99.3

The following is the text of an e-mail sent by the CEO of Xilinx, Inc. to employees of Xilinx, Inc. on October 27, 2020.

From: Victor Peng, President & CEO
Sent: Tuesday, October 27, 2020 3:56 AM
Subject: An Exciting Announcement About the Future of Xilinx

Xilinx Team,

I’m very excited to announce that Xilinx has signed a definitive agreement to join the AMD team, creating the industry’s high-performance computing leader. Together, the combined company will offer an outstanding portfolio of industry-leading CPUs, GPUs, FPGAs, in addition to adaptive SOCs and platforms. We each bring complementary strengths in high-growth areas including data center, PC, gaming, 5G, automotive, and our core market verticals for a combined TAM/SAM of greater than $110B. This is truly a perfect match of two companies that not only have complementary products and markets, but a shared belief in the importance of growing the data center business where Xilinx’s high performance and adaptive products and platforms will drive innovation across a variety of applications from the cloud, to the edge, and end devices.

With last 12-month revenues of $11.6 billion, $2.7 billion in R&D investment, nearly $5 billion in cash, operating margins greater than 20%, and anticipated double-digit revenue growth rate, the combined company will be a semiconductor leader. Joining AMD provides us with greater scale, growth opportunities, and significantly expands the breadth of our opportunities in data centers. Our strength in 5G, automotive, and other core markets greatly enhances AMD’s ability to bring not only diversified, higher-margin revenue streams but also greater resilience to market volatility. Our applications, domain knowledge, and recent investments in software and platforms will serve the combined company well in multiple markets. You can read more about the transaction in the press release.

Three years ago, we articulated our mission and embarked on a transformation to become a platform company and adopted a growth strategy focused on the data center, accelerating core markets, and driving adaptive computing. Focusing on growth and becoming a mainstream platform is one path to scale. Beyond the financial benefits of scale and growth, we also focused on increasing our business velocity because we believe that is the best way to achieve our mission. Joining AMD greatly accelerates our journey to achieving our mission, which is all about improving people’s lives through high performance and adaptive computing.

Through many interactions with AMD leaders, I’ve come to learn we have very similar cultures of innovation, excellence, and collaboration. We both have world-class R&D teams, as well as highly-motivated and experienced talent across all our organizations. I am very confident that the combined company will significantly benefit from sharing best practices that bringing together our teams enables. Xilinx employees will also benefit from expanded professional development and growth opportunities as part of a larger, more diverse company. We expect the combined company will become an even more compelling destination for the industry’s best talent.

Today is just the first step on this exciting new journey. Many details of this transaction will be worked out over the coming months. Following the close of the transaction, the combined company will maintain AMD’s name and headquarters in Santa Clara, CA. Upon closing of the transaction, Lisa Su will remain CEO of AMD, and I am happy to announce that I will assume the role of President, responsible for the Xilinx business and strategic growth initiatives. I look forward to working closely with Lisa and the management team to ensure we make the integration of our companies a success.

We expect the transaction to close by the end of calendar year 2021, subject to both Xilinx and AMD shareholder and regulatory approvals as well as other customary closing conditions. Until then, we will conduct business as usual, with Xilinx and AMD continuing to operate as separate and independent companies. We should stay focused on executing our current operating plan.

What’s Next

We will host employee meetings later today at 9:00 pm PDT and tomorrow morning at 9:00 am PDT. We will share more details regarding the transaction and do our best to answer your top questions. You are welcome to attend one or both sessions. Additionally, we will have two more sessions later in the week and Lisa Su, the AMD CEO, will join us. She is excited to get to know you.

We have created an AMD-Xilinx Acquisition Resource Center on myXilinx. Over the coming days, we will post more information about the deal. We will also utilize the site to keep you updated as the deal progresses. Please be patient and trust that we will be as open, candid, and transparent in sharing as much as we are legally allowed during the coming months.

An announcement of this nature will likely have increased media attention and may lead to inquiries from outside parties. It is imperative that you decline to comment and forward any calls or emails you receive related to this matter to Tara Sims (…) who will review and respond.

My Commitment

Like many of you, I am a long-time Xilinx employee who loves this company and what we do. I am so proud of what we have accomplished and who we are. We are a phenomenal team, with an amazing culture, unparalleled work ethic, groundbreaking innovation, and a history of #excellence #teamwork and #accountability. Thank you so much for your contributions and commitment to Xilinx and to each other.

It is understandable that while joining AMD is compelling from many perspectives, you may initially feel mixed emotions because Xilinx will no longer be an independent company. I had the same emotions during early discussions with AMD. Becoming the CEO of Xilinx has been the greatest honor and privilege of my life. The commitment I made to you, and all Xilinx stakeholders, was that I would always act in the best interest of the company and give our mission my all. After countless hours engaging with AMD’s CEO and senior leaders, thinking deeply about the combination, and many discussions with our Board, we firmly believe this is the best path forward for all Xilinx stakeholders.

I’m extremely excited about our future together and the great things we will accomplish. My commitment to you, now and once we’ve joined the AMD team, will remain just as it is today as the steward of Xilinx. I will do what’s best for the combined company and give it my all. Together we’ll do amazing things.

Victor

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Important Information about the Merger and Where to Find It
In connection with the proposed transaction, Advanced Micro Devices, Inc. (“AMD”) intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Xilinx, Inc. (“Xilinx”) and AMD and that will constitute a prospectus with respect to shares of AMD’s common stock to be issued in the proposed transaction (“Joint Proxy Statement/Prospectus”). Each of Xilinx and AMD may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Joint Proxy Statement/Prospectus or any other document which Xilinx or AMD may file with the SEC. INVESTORS, XILINX STOCKHOLDERS AND AMD STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors, Xilinx stockholders and AMD stockholders will also be able to obtain free copies of the Joint Proxy Statement/Prospectus (when available) and other documents containing important information about Xilinx, AMD and the proposed transaction that are or will be filed with the SEC by Xilinx or AMD through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by AMD will also be available free of charge on AMD’s website at ir.AMD.com or by contacting AMD’s Corporate Secretary by email at Corporate.Secretary@AMD.com. Copies of the documents filed with the SEC by Xilinx will also be available free of charge or by contacting Xilinx’s investor relations department at the following:

Xilinx, Inc.

2100 Logic Drive

San Jose, California 95124

Attention: Investor Relations

(408) 559-7778

ir@xilinx.com

www.investor.xilinx.com

Participants in the Solicitation
Xilinx or AMD and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Xilinx’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in Xilinx’s proxy statement for its 2020 annual meeting of stockholders which was filed with the SEC on June 19, 2020. Information regarding AMD’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in AMD’s proxy statement for its 2020 annual meeting of stockholders which was filed with the SEC on March 26, 2020. Additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Xilinx and AMD directors and executive officers in the transaction, which may be different than those of Xilinx and AMD stockholders generally, will be contained in the Joint Proxy Statement/Prospectus and any other relevant documents that are or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Cautionary Note Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Xilinx’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Xilinx and AMD, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Xilinx’s and AMD’s businesses and other conditions to the completion of the transaction; (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Xilinx and AMD; (iii) the impact of the COVID-19 pandemic on Xilinx’s business and general economic conditions; (iv) Xilinx’s ability to implement its business strategy; (v) pricing trends, including Xilinx’s and AMD’s ability to achieve economies of scale; (vi) potential litigation relating to the proposed transaction that could be instituted against Xilinx, AMD or their respective directors; (vii) the risk that disruptions from the proposed transaction will harm Xilinx’s or AMD’s business, including current plans and operations; (viii) the ability of Xilinx or AMD to retain and hire key personnel; (ix) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (x) uncertainty as to the long-term value of AMD common stock; (xi) legislative, regulatory and economic developments affecting Xilinx’s and AMD’s businesses; (xii) general economic and market developments and conditions; (xiii) the evolving legal, regulatory and tax regimes under which Xilinx and AMD operate; (xiv) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Xilinx’s and/or AMD’s financial performance; (xv) restrictions during the pendency of the proposed transaction that may impact Xilinx’s or AMD’s ability to pursue certain business opportunities or strategic transactions; (xvi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Xilinx’s and AMD’s response to any of the aforementioned factors; (xvii) geopolitical conditions, including trade and national security policies and export controls and executive orders relating thereto; (xviii) Xilinx’s ability to provide a safe working environment for members during the COVID-19 pandemic; and (xix) failure to receive the approval of the stockholders of AMD and/or Xilinx. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the joint proxy statement/prospectus to be filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the joint proxy statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Xilinx’s or AMD’s consolidated financial condition, results of operations, or liquidity. Neither Xilinx nor AMD assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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